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                                                                    EXHIBIT 23.5


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-39595 of FelCor Suite Hotels, Inc. on Form S-4 of our report regarding PSH Master L.P.I dated February 14, 1997 (except for
Note 12 as to which the date is May 30, 1997), which expresses an unqualified opinion on those financial statements and includes an explanatory paragraph about the entity's ability to continue as a going concern, appearing in Form 8-K of FelCor Suite Hotels, Inc. dated June 4, 1997.

Deloitte & Touche LLP

Columbus, Ohio
January 14, 1998